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                          SCHEDULE 14C INFORMATION

               Information Statement Pursuant To Section 14(C)
          of the Securities Exchange Act Of 1934 (Amendment No.   )

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                      Personal Computer Products, Inc.
                      --------------------------------
                 (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:


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                      Personal Computer Products, Inc.
              11031 Via Frontera -- San Diego, California 92127
                   Phone: 619-485-8411 -- Fax: 619-487-5809

March 31, 1997

Dear Stockholder:

The purpose of this letter is to emphasize the importance to you as a Personal Computer Products, Inc. Stockholder of the need for us to have a successful passage of the measure detailed in the attached Information Statement (the "Proposal").

PCPI is celebrating its 15th anniversary this year and over the past 15 years PCPI's strategic focus has shifted from being a designer and licenser of personal computers and related technologies to being a leading developer of printing technologies. As a result of this strategic change, the Company's name, while being widely recognized within the printer industry, does not communicate the true nature of our current business. Therefore, your Board of Directors has evaluated a proposed new name for the Company.

Under the Proposal, Personal Computer Products, Inc., a publicly traded Delaware corporation, would be renamed Imaging Technologies Corporation ("ITC"). The name has been reserved by the Company and the Board believes that ITC more fully fits the Company's current and future strategic direction. Personal Computer Products, Inc., a California corporation and wholly-owned subsidiary of the new ITC, would be renamed PCPI Technologies, allowing the PCPI name continued use in the market where it has developed a quality reputation for 15 years.

Your Board has concluded the proposed name change is in the best interests of the Company and its Stockholders and recommends a VOTE FOR the Proposal.

To avoid the cost and inconvenience to all Stockholders associated with a special Stockholders meeting, and to attempt to resolve this matter prior to the next annual meeting of Stockholders, PCPI is seeking adoption of this Proposal through the written consent of the Stockholders, in accordance with Delaware corporate law. The Proposal is very important to the Company and its Stockholders and the vote of a majority of the outstanding shares of Common Stock by written consent is necessary to constitute a quorum for the Proposal. Your vote is very important to the Company.

Please review the enclosed Information Statement carefully, complete and sign the enclosed consent form to indicate whether you approve or disapprove of the proposed corporate action. YOUR RESPONSE SHOULD BE RECEIVED NO LATER THAN THE MAY 1, 1997 DEADLINE DESCRIBED IN THE INFORMATION STATEMENT IN ORDER FOR YOUR VOTE TO BE CONSIDERED; MOREOVER, WE REQUEST THAT YOU RESPOND PROMPTLY SO THAT WE MAY RESOLVE THIS MATTER AT THE EARLIEST POSSIBLE DATE.

If you have any questions, please contact Ralph Barry at 619-485-8411, extension 145.

Thank you for your continued support.

Sincerely yours,

/s/ EDWARD W. SAVARESE
----------------------

Edward W. Savarese
President and Chief Executive Officer


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                       PERSONAL COMPUTER PRODUCTS, INC.
              11031 Via Frontera -- San Diego, California 92127

                            INFORMATION STATEMENT

                                INTRODUCTION

GENERAL INFORMATION FOR STOCKHOLDERS

This Information Statement is furnished in connection with the request by the Board of Directors of Personal Computer Products, Inc., a Delaware corporation ("PCPI" or "Company"), for approval by written consent of the holders of the Company's Common Stock, of a Proposal to authorize a change in the Company's name to Imaging Technologies Corporation. This Information Statement is being first sent to Stockholders on or about March 31, 1997.

Stockholders may state their approval or disapproval of this Proposal by so indicating on the accompanying consent form, and returning the consent form in the enclosed self addressed, postage paid envelope so that the consent form is received on or before May 1, 1997. Only the consent forms received on or before May 1, 1997 will be used by PCPI to determine whether the proposed actions have received sufficient Stockholder approval for adoption. However, the Board of Directors has reserved the authority in its sole discretion to extend the deadline for receipt of consent forms from May 2, 1997 to any future date as allowed under Delaware Law.

The cost of this request for approval by written consent will be borne by PCPI. In addition to solicitation by mail, certain directors, officers and regular employees of PCPI, without receiving any additional compensation, may solicit written consent personally or by telephone or telegram. PCPI will reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding written consent material to their principals.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS A REQUEST FOR STOCKHOLDER APPROVAL BY WRITTEN CONSENT. YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE PROPOSED CORPORATE ACTION ON THE CARD ENCLOSED FOR THAT PURPOSE, AND TO RETURN THAT CARD TO US.

                                 ITEM NO. 1

                            AUTHORIZE NAME CHANGE

The Proposal is to authorize a change in the Company's name from Personal Computer Products, Inc. to Imaging Technologies Corporation.

The Proposal would provide that upon the authorization of the action, that the Company's Articles of Incorporation will be amended to reflect the new name. The number of authorized shares and the par value designation of the Common Stock will be unaffected by this Proposal. The rights and privileges of the holders of Common Stock will be unaffected by this Proposal, and each Stockholder's percentage ownership interest in the Company, proportional voting power and other rights will remain unchanged by this Proposal.

REASONS FOR THE NAME CHANGE. Over the past 13 years as a public company, PCPI's strategic focus has shifted from being a designer and licenser of personal computers and related technologies to being a leading developer of printing technologies. As a result of this change, the Company's name, while highly recognized in the technology field, does not communicate the true nature of our current business.

EXCHANGE OF CERTIFICATES. If the Proposal is adopted and approved, the Company will cause that each share of Common Stock of PCPI to be converted into one (1) share of ITC, to take place as soon after the approval as is practicable. If the Proposal is adopted, Stockholders will be required to exchange their stock certificates for new certificates representing the shares of ITC. Stockholders of record on the effective date of the name change will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by the Company. Stockholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

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                   RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors has adopted and approved the Proposal, subject to the requisite approval by the Company's Stockholders. The affirmative vote of a majority of the outstanding shares of Common Stock is required to adopt the Proposal. The Board of Directors of the Company has considered the Proposal and recommends that the Company's Stockholders adopt the Proposal as set forth in this Information Statement.

VOTING SECURITIES

On March 18, 1997 (the "record date" for determination of Stockholders entitled to notice of and to vote on this Proposal), PCPI had outstanding 9,342,074 shares of Common Stock, which is the only class of stock entitled to vote on this Proposal. Each share entitles the holder thereof to one vote on this Proposal.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ RALPH R. BARRY
------------------

Ralph R. Barry,
Secretary

San Diego, California
March 31, 1997

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                      Personal Computer Products, Inc.
                  11031 Via Frontera -- San Diego, CA 92127
                   Phone: 619-485-8411 -- Fax: 619-487-5809


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